Exhibit 99.1
Latch provides update on SVB accounts and cash position

NEW YORK, March 13, 2023 -- Latch, Inc. (NASDAQ: LTCH) (the “Company”), maker of LatchOS, the full-building enterprise software-as-a-service (SaaS) platform, is aware that the Federal Deposit Insurance Corporation (the “FDIC”) has been appointed receiver of Silicon Valley Bank (“SVB”) due to concerns regarding SVB’s liquidity and the closure of SVB by the California Department of Financial Protection and Innovation. As of March 8, 2023, the Company had deposits in various accounts with SVB of approximately $3.1 million (a portion of which the Company believes is insured by the FDIC), which represents less than 2% of the Company’s total cash and cash equivalents and current and non-current available-for-sale securities. The Company is also aware that the FDIC has been appointed receiver of Signature Bank. The Company does not have any deposits with Signature Bank.

The U.S. Department of the Treasury, the U.S. Federal Reserve, and the FDIC issued a joint statement on March 12, 2023, announcing that “Secretary [of the Treasury Janet L. Yellen] approved actions enabling the FDIC to complete its resolution of [SVB] in a manner that fully protects all depositors” and that “[d]epositors will have access to all of their money [held in SVB bank accounts] starting Monday, March 13.” Upon receipt of all or a portion of its deposits held in SVB bank accounts, the Company intends to transfer such deposits to an internationally recognized and reputable money center bank.

The Company’s total cash and cash equivalents and current and non-current available-for-sale securities as of March 8, 2023, was approximately $215.4 million. Of this $215.4 million, approximately $61.4 million is in a custodial account held by U.S. Bank National Association (“U.S. Bank”) and for which SVB Asset Management (a registered investment advisor and non-bank affiliate of SVB) has provided investment management services. The Company has initiated the process to appoint a different third-party advisor to perform such investment management services and, at this time, the Company does not believe it will suffer a material loss in respect of the assets held by U.S. Bank in relation to the foregoing arrangement with SVB Asset Management. Due to the recent developments involving SVB, it is possible the Company could experience delays in the transition of the investment management services performed by SVB Asset Management to a different third-party advisor.

About Latch, Inc.
Latch makes spaces better places to live, work, and visit through a system of software, devices, and services. For more information, please visit https://www.latch.com.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding adoption of Latch’s technology and products. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may,"

"should," "would," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the Company’s future products, performance, and operations, and the related benefits to stockholders, customers, and residents; the Company’s strategy; and the impacts of SVB’s closure and insolvency on the Company’s assets, directly or indirectly as a result of the recent developments involving SVB. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including Latch’s ability to implement business plans and changes and developments in the industry in which Latch competes. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2022, and other documents filed by Latch from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.

CONTACTS:
Investors:
investors@latch.com
Media:
press@latch.com